Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact
	Lyne Andrich	303.312.3458
	Sue Hermann	303.312.3488

COBIZ Reports 14% Increase in Net Income, 12% Increase in EPS for 2005

Arizona Business Bank contributes 25% of net income

DENVER — January 19, 2006 — COBIZ INC. (Nasdaq: COBZ), a $1.93 billion financial services company, today reported 14% growth in net income for 2005, growing to $20.0 million in 2005 from $17.6 million for 2004. Earnings per share (diluted) for the same periods grew to $0.87 from $0.78, a 13% increase. Net income of $5.7 million for the fourth quarter of 2005 was up from $5.3 million for the fourth quarter of 2004. Diluted earnings per share rose to $0.25 for the fourth quarter of 2005 from $0.23 for the fourth quarter of 2004. Driving the earnings increase were loan growth of 20%, and deposit and customer repurchase agreements (repo) growth of 19% for the year.

“It’s important to note that if you stripped out investment banking activities, our diluted earnings per share were up 21% for the full year of 2005 and 28% for the fourth quarter of 2004 (please refer to the explanation of the company’s use of non-GAAP financial measures at the end of this release),” said Steven Bangert, chairman and CEO, COBIZ INC. “Earnings growth comparisons between 2004 and 2005 are somewhat distorted by the outstanding year Green Manning & Bunch (GMB), our investment banking group, had in 2004. In that year, GMB contributed $0.08 per diluted share, or 10% of our diluted EPS; in the fourth quarter of 2004, their earnings were $0.05 per diluted share. The 2005 results are more in line with our longer-term expectations for GMB. In 2005, they contributed $0.02 per diluted share or 2% of our overall diluted earnings per share.”

According to Bangert, 2005 marked the first year in which Arizona Business Bank made a meaningful contribution to the company’s bottom line. The Arizona bank’s operating income – before management fees and allocations – was up 117% over 2004. In the fourth quarter of 2005, they contributed 31% of the company’s after-tax net income, versus 11% during the fourth quarter of 2004. For the full year, the Arizona bank supplied 25%, or $4.9 million, of the company’s total net income. By way of comparison, the company’s Colorado banking franchise, which has historically supplied the vast majority of the company’s earnings, reported $18.1 million in net income for 2005, compared to $16.5 million for 2004.

-more-

The growth of Arizona Business Bank is reflective of the continued growth in the Phoenix metropolitan area, according to Bangert. Between November 2004 and 2005, Phoenix added 69,000 jobs, making it the second-fastest growing metropolitan area in the nation. The increases are expected to continue with an additional 100,000 new jobs predicted statewide for 2006; Arizona generated more than 200,000 new jobs over the past three years. The growth is focused on Phoenix, which has been the nation’s top new home building market for the past two years. In the first 11 months of 2005, 58,491 single-family building permits were issued, which is about 4% ahead of last year’s record pace.

Growth has also picked up in the Denver metropolitan area which added 16,000 jobs between November 2004 and November 2005. November was the first month in 2005 that surpassed the 2001 level of employment for the same month. The metro Denver office market has posted gains in net absorption over the past seven quarters, ending 2005 with a total absorption of 1.4 million square feet. In the fourth quarter of 2005, office construction increased 33% over the third quarter of 2005.

Commercial Banking

The company’s banking franchise — composed of Colorado Business Bank and Arizona Business Bank — increased net loans by 20% during 2005. Much of the growth came from Arizona Business Bank which grew loans at an annualized rate of 25% during the fourth quarter of 2005, and 49% for the year. The Colorado bank, which had a slow start in 2005, saw loan growth accelerate throughout the latter half of the year, ending 2005 with a 17% annualized increase in the fourth quarter.

Both banks had continued success in attracting core deposits with overall deposits and repos growing at an annualized pace of 24% for the fourth quarter of 2005, and 19% over the prior year end. Non-interest-bearing demand accounts grew 23% for the year and represent 33% of the company’s total deposits, up from 31% a year ago. Arizona Business Bank’s deposits and repos were up $89.5 million for the year, or 41%. Colorado Business Bank grew deposits and repos at an annualized rate of 23% during the fourth quarter of 2005, and $150.9 million, or 14%, for the full year.

From the third to fourth quarter of 2005, the net interest margin held steady at 4.30%. For 2005, the margin increased by 10 basis points, expanding to 4.27% from 4.17% for 2004. Efforts to deleverage the balance sheet during 2005 helped to improve the net interest margin. The company closed the year with investment securities making up 26% of the company’s interest-earning assets as compared to 31% at the end of 2004.

Asset quality has long been one of the company’s hallmarks. Nonperforming assets as a percentage of total assets were 5 basis points at the end of 2005; the company has maintained the ratio below 25 basis points since going public in 1998. In addition, net loan charge-offs were only $233,000, or 2 basis points of average loans for 2005. Although the company’s charge-offs have consistently been below industry averages, this represents the lowest level since the company’s public offering in 1998.

Fee-Based Business Lines

The company’s fee-based business lines – investment banking, insurance, and investment advisory and trust – were all accretive for the year, resulting in non-interest income as a percentage of revenue of 26% for 2005. This is in line with the company’s ongoing target of 25% but is down from the 32% reported for 2004, a year which saw record revenues from the company’s investment banking segment. As expected, operating results of the fee-based business lines were stronger in the fourth quarter, particularly from the insurance and the investment banking segments.

Investment Banking

GMB enjoyed a strong fourth quarter and was accretive for the year, contributing $0.02 to the company’s diluted earnings per share. As anticipated, GMB posted its best results in the final quarter of the year, generating revenues of $2.5 million for the fourth quarter of 2005, and $5.2 million for the full year.

“GMB continues to enjoy success in attracting middle-market transactions from throughout the U.S. In fact, one of the firm’s major deals in the fourth quarter was acting as the exclusive financial advisor for Blue Cross/Blue Shield of Oklahoma,” said Bangert. “More importantly, I’m very pleased with their pipeline of deals as they enter 2006 and what it bodes for the coming year. With the strength of their pipeline, they should be able to match or exceed their performance in 2005.”

Insurance

The company’s insurance segment – Financial Designs Ltd. (FDL) and CoBiz Insurance – generated revenues of $10.7 million in 2005 compared to $9.4 million in 2004, an increase of 13%. In line with earlier projections, the fourth quarter was the year’s strongest for the segment at $2.9 million in revenues. For 2005, the segment contributed $0.02 to the company’s diluted earnings per share.

COBIZ has been focused on increasing the recurring revenue streams from this segment, most notably FDL’s employee benefits area, and CoBiz Insurance’s property and casualty line. At the end of 2003 – the year in which COBIZ acquired FDL – employee benefits represented only 20% of the company’s total insurance revenues; it now comprises 26%. In 2005, revenues from this area increased by 22% over 2004’s results. The company has also had success in growing the recurring revenues of its property and casualty group, which reported increased revenues of 21% in 2005 over 2004.

Investment Advisory and Trust

Alexander Capital Management Group (ACMG) and CoBiz Private Asset Management make up the company’s investment advisory and trust segment. Revenues for this segment were $3.9 million in 2005, making them positive contributors for the year with $0.01 diluted earnings per share. The segment ended the year with discretionary assets under management of $537.8 million. Earnings growth was relatively muted as the company concentrated on building the segment’s infrastructure and back-office depth. According to Bangert, the company now believes it has the necessary foundation in place to take the segment to the next level.

COBIZ also began work in 2005 to develop a new delivery system for its wealth management services. Combining an open architecture approach with a customer-centric focus, the company is seeking to broaden and deepen its methodology of serving high-net-worth individuals. The investment advisory and trust segment represents just one facet of this company-wide initiative.

Conclusion

“All of our business lines were accretive in 2005 and are well positioned for the coming year,” said Bangert. “In the latter half of 2005, we saw a real acceleration of our earnings as we achieved critical mass in Arizona and saw Colorado surface from a prolonged economic downturn. I eagerly look forward to continued growth and success for our company in the coming year. Arizona Business Bank has become a driving force both within COBIZ and in the Phoenix banking market; Colorado Business Bank continues to gain market share; and our fee-based business lines have become consistent contributors to our success.

“With COBIZ entering its second decade of operations, we also have a new commitment on cost containment that does not adversely impact business development or our standard of exceptional customer service. I believe these elements combine to position our company for an exceptional 2006.”

Impact of SFAS 123R

COBIZ will adopt Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) beginning in the first quarter of 2006. The company’s preliminarily estimates that the adoption of SFAS 123R will result in an after-tax impact to diluted earnings per share of approximately $0.04 in 2006. This reflects the cost of the company’s Employee Stock Purchase Plan as well as stock options granted to date and those projected to be granted in 2006.

Earnings Conference Call

In conjunction with this earnings release, you are invited to take part in a conference call to be broadcast live on Friday, January 20, 2006 at 11 a.m. Eastern Standard Time with Steven Bangert, chairman and CEO, COBIZ INC. The call can be accessed over the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=62236&eventID=1187703 or by telephone at 800.322.0079 (973.935.2100 for international callers).

Explanation of The Company’s Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations. We believe these measures provide important supplemental information to investors. However, you should not rely on non-GAAP financial measures alone as measures of our performance.

We believe non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliation to corresponding GAAP financial measures that we also provide in our news release – provide a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

COBIZ INC. (www.cobizinc.com) is a $1.93 billion financial holding company headquartered in Denver. The Company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. COBIZ also offers trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs Ltd.

This release contains forward-looking statements that describe COBIZ’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CoBiz Inc

December 31, 2005

(unaudited)

(Dollars in thousands, except per share amounts)

	Quarter Ended		Year Ended
	DEC 2005	DEC 2004	DEC 2005	DEC 2004
INCOME STATEMENT DATA
Interest Income	$28,753	$21,932	$103,456	$77,267
Interest Expense	10,030	5,332	32,481	17,387
NET INTEREST INCOME BEFORE PROVISION	18,723	16,600	70,975	59,880
Provision for loan and lease losses	523	575	2,465	3,015
NET INTEREST INCOME AFTER PROVISION LOAN AND LEASE LOSSES	18,200	16,025	68,510	56,865
Noninterest Income	7,689	10,472	25,153	27,801
Noninterest Expense	16,924	18,099	62,480	56,809
INCOME BEFORE INCOME TAXES	8,965	8,398	31,183	27,857
Provision for income taxes	3,235	3,085	11,177	10,231
NET INCOME	$5,730	$5,313	$20,006	$17,626

EARNINGS PER COMMON SHARE
BASIC	$0.26	$0.24	$0.90	$0.81
DILUTED	$0.25	$0.23	$0.87	$0.78
WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	22,233	21,872	22,160	21,721
DILUTED	23,093	23,023	23,085	22,694

COMMON SHARES OUTSTANDING AT PERIOD END			22,309	21,951
BOOK VALUE PER SHARE - COMMON			$6.12	$5.56

PERIOD END BALANCES
Total Assets			$1,933,056	$1,699,561
Loans & Leases (Net)			$1,315,762	$1,099,633
Goodwill and Intangible Assets			$41,504	$41,179
Deposits			$1,326,952	$1,147,010
Junior Subordinated Debentures			$72,166	$71,637
Common Shareholder’s Equity			$136,544	$122,085
Interest-Earning Assets			$1,784,757	$1,588,674
Interest-Bearing Liabilities			$1,344,753	$1,208,044

BALANCE SHEET AVERAGES
Average Assets			$1,810,971	$1,554,466
Average Loans & Leases (Net)			$1,193,682	$1,016,096
Average Deposits			$1,250,365	$1,039,791
Average Junior Subordinated Debentures			$70,057	$59,898
Average Common Shareholder’s Equity			$129,713	$111,288
Average Interest-Earning Assets			$1,673,930	$1,444,109
Average Interest-Bearing Liabilities			$1,263,225	$1,102,437

	Quarter Ended		Year ended
	DEC 2005	DEC 2004	DEC 2005	DEC 2004
NON-PERFORMING ASSETS
Non-Performing loans & leases
Loans & Leases 90 days or more past due & still accruing interest			$—	$76
Nonaccrual loans & leases			907	1,313
Total Non-Performing loans & leases			$907	$1,389
Repossessed Assets			—	38
Total Non-Performing assets			$907	$1,427

CHANGES IN ALLOWANCE FOR LOAN & LEASE LOSSES
Beginning balance			$14,674	$12,403
Provision for loan & lease losses			2,465	3,015
Loans & leases charged-off, net of recoveries			(233)	(744)
Ending balance			$16,906	$14,674

PROFITABILITY MEASURES
Net Interest Margin	4.30%	4.22%	4.27%	4.17%
Efficiency Ratio	63.98%	66.89%	64.83%	65.07%
Return on Average Assets	1.21%	1.25%	1.10%	1.13%
Return on Average Common Shareholder’s Equity	16.96%	17.66%	15.42%	15.84%
Noninterest Income as a Percentage of Operating Revenues	29.11%	38.68%	26.17%	31.71%

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets			0.05%	0.08%
Nonperforming Loans & Leases to Total Loans & Leases			0.07%	0.12%
Allowance for Loan & Lease Losses to Total Loans & Leases			1.27%	1.32%
Allowance for Loan & Lease Losses to Nonperforming Loans & Leases			1863.95%	1056.44%

CoBiz Inc.

December 31, 2005

(unaudited)

(Dollars in thousands)

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
Net interest income
Quarter ended December 31, 2005	$13,541	$6,314	$9	$4	$—	$(1,145)	$18,723
Quarter ended September 30, 2005	13,333	5,923	4	3	—	(964)	18,299
Annualized quarterly growth	6.2%	26.2%	495.9%	132.2%	—	(74.5)%	9.2%

Quarter ended December 31, 2004	$13,419	$4,055	$18	$2	$1	$(895)	$16,600
Annual growth	.9%	55.7%	(50.0)%	100.0%	(100.0)%	(27.9)%	12.8%

Noninterest income
Quarter ended December 31, 2005	$1,008	$316	$2,462	$956	$2,934	$13	$7,689
Quarter ended September 30, 2005	1,043	293	727	978	2,389	$—	5,430
Annualized quarterly growth	(13.3)%	31.1%	946.8%	(8.9)%	90.5%	100.0%	165.2%

Quarter ended December 31, 2004	$983	$277	$5,330	$929	$2,940	$13	$10,472
Annual growth	2.5%	14.1%	(53.8)%	2.9%	(.2)%	.0%	(26.6)%

Net income
Quarter ended December 31, 2005	$4,308	$1,762	$427	$66	$257	$(1,090)	$5,730
Quarter ended September 30, 2005	4,625	1,513	(123)	30	(63)	(938)	5,044
Annualized quarterly growth	(27.2)%	65.3%	1,774.0%	476.1%	2,015.2%	(64.3)%	54.0%

Quarter ended December 31, 2004	$4,305	$562	$1,215	$49	$365	$(1,183)	$5,313
Annual growth	.1%	213.5%	(64.9)%	34.7%	(29.6)%	7.9%	7.8%

Earnings Per Share (Diluted)
Quarter ended December 31, 2005	$0.19	$0.08	$0.02	$—	$0.01	$(0.05)	$0.25
Quarter ended September 30, 2005	0.20	0.07	(0.01)	—	—	(0.04)	0.22
Annualized quarterly growth	(19.8)%	56.7%	1,190.2%	—	—	(99.2)%	54.1%

Quarter ended December 31, 2004	0.19	0.02	0.05	—	0.02	(0.05)	$0.23
Annual growth	.0%	300.0%	(60.0)%	.0%	(50.0)%	.0%	8.7%

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
Total loans and leases
At December 31, 2005	$890,909	$441,711	$—	$—	$—	$48	$1,332,668
At September 30, 2005	854,627	415,791	—	—	—	73	1,270,491
Annualized quarterly growth	16.9%	24.7%	—	—	—	(135.9)%	19.4%

At December 31, 2004	$817,666	$296,342	$—	$—	$—	$299	$1,114,307
Annual growth	9.0%	49.1%	.0%	.0%	.0%	(83.9)%	19.6%

Total deposits and customer repurchase agreements
At December 31, 2005	$1,234,769	$307,894	$—	$1,014	$—	$—	$1,543,677
At September 30, 2005	1,166,010	290,445	—	880	—	—	1,457,335
Annualized quarterly growth	22.7%	26.5%	—	63.6%	—	—	23.5%

At December 31, 2004	$1,083,883	$218,414	$—	$806	$—	$—	$1,303,103
Annual growth	13.9%	41.0%	.0%	25.8%	.0%	.0%	18.5%

	For the Quarter ended December 31, 2005
	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$20,987	$7,720	$9	$4	$—	$33	$28,753
Total interest expense	7,446	1,406	—	—	—	1,178	10,030
Net interest income	13,541	6,314	9	4	—	(1,145)	18,723
Provision for loan and lease losses	291	231	—	—	—	1	523
Net interest income after provision for loan and lease losses	13,250	6,083	9	4	—	(1,146)	18,200
Noninterest income	1,008	316	2,462	956	2,934	13	7,689
Noninterest expense and minority interest	2,869	2,321	1,726	790	2,377	6,841	16,924
Income before income taxes	11,389	4,078	745	170	557	(7,974)	8,965
Provision for income taxes	4,211	1,462	287	67	219	(3,011)	3,235
Net income before management fees and overhead allocations	$7,178	$2,616	$458	$103	$338	$(4,963)	$5,730
Management fees and overhead allocations, net of tax	2,870	854	31	37	81	(3,873)	—
Net income	$4,308	$1,762	$427	$66	$257	$(1,090)	$5,730

	For the Quarter ended September 30, 2005
	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$19,757	$7,216	$4	$3	$—	$31	$27,011
Total interest expense	6,424	1,293	—	—	—	995	8,712
Net interest income	13,333	5,923	4	3	—	(964)	18,299
Provision for loan and lease losses	463	434	—	—	—	(50)	847
Net interest income after provision for loan and lease losses	12,870	5,489	4	3	—	(914)	17,452
Noninterest income	1,043	293	727	978	2,389	—	5,430
Noninterest expense and minority interest	3,040	2,197	877	867	2,384	5,878	15,243
Income before income taxes	10,873	3,585	(146)	114	5	(6,792)	7,639
Provision for income taxes	3,815	1,341	(55)	46	7	(2,559)	2,595
Net income before management fees and overhead allocations	$7,058	$2,244	$(91)	$68	$(2)	$(4,233)	$5,044
Management fees and overhead allocations, net of tax	2,433	731	32	38	61	(3,295)	—
Net income	$4,625	$1,513	$(123)	$30	$(63)	$(938)	$5,044

	For the Quarter ended December 31, 2004
	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$16,998	$4,883	$18	$3	$1	$29	$21,932
Total interest expense	3,579	828	—	1	—	924	5,332
Net interest income	13,419	4,055	18	2	1	(895)	16,600
Provision for loan and lease losses	385	190	—	—	—	—	575
Net interest income after provision for loan and lease losses	13,034	3,865	18	2	1	(895)	16,025
Noninterest income	983	277	5,330	929	2,940	13	10,472
Noninterest expense and minority interest	3,526	2,201	3,291	782	2,223	6,076	18,099
Income before income taxes	10,491	1,941	2,057	149	718	(6,958)	8,398
Provision for income taxes	3,843	737	789	61	277	(2,622)	3,085
Net income before management fees and overhead allocations	$6,648	$1,204	$1,268	$88	$441	$(4,336)	$5,313
Management fees and overhead allocations, net of tax	2,343	642	53	39	76	(3,153)	—
Net income	$4,305	$562	$1,215	$49	$365	$(1,183)	$5,313

	Three months ended December 31,				Year ended December 31,
			Increase/(decrease)				Increase/(decrease)
	2005	2004	Amount	%	2005	2004	Amount	%
NONINTEREST INCOME
Deposit service charges	$662	$689	$(27)	(4)%	$2,812	$2,829	$(17)	(1)%
Other loan fees	230	139	91	65%	772	679	93	14%
Trust and advisory income	956	929	27	3%	3,901	3,644	257	7%
Insurance revenue	2,934	2,940	(6)	(0)%	10,628	9,392	1,236	13%
Investment banking revenue	2,462	5,330	(2,868)	(54)%	5,156	9,231	(4,075)	(44)%
Other income	445	430	15	3%	1,884	1,642	242	15%
Gain on sale of other assets and securities	0	15	(15)	(100)%	0	384	(384)	(100)%
Total noninterest income	$7,689	$10,472	$(2,783)	(27)%	$25,153	$27,801	$(2,648)	(10)%

	Three months ended December 31,				Year ended December 31,
			Increase/(decrease)				Increase/(decrease)
	2005	2004	Amount	%	2005	2004	Amount	%
NONINTEREST EXPENSES
Salaries and employee benefits	$11,281	$12,704	$(1,423)	(11)%	$40,422	$37,514	$2,908	8%
Occupancy expenses, premises and equipment	2,794	2,599	195	8%	10,975	9,427	1,548	16%
Amortization of intangibles	124	150	(26)	(17)%	540	545	(5)	(1)%
Other operating expenses	2,701	2,646	55	2%	10,380	9,323	1,057	11%
Loss on sale of other assets and securities	24	0	24	100%	163	0	163	100%
Total noninterest expenses	$16,924	$18,099	$(1,175)	(6)%	$62,480	$56,809	$5,671	10%

	December 31, 2005		December 31, 2004
		% of		% of
	Amount	Portfolio	Amount	Portfolio
LOANS AND LEASES
Commercial	$421,497	32.0%	$386,954	35.2%
Real Estate - mortgage	682,503	51.9%	527,266	47.9%
Real Estate - construction	150,680	11.5%	121,138	11.0%
Consumer	65,932	5.0%	65,792	6.0%
Leases	12,056	0.9%	13,157	1.2%
Loans and leases	1,332,668	101.3%	1,114,307	101.3%
Less allowance for loan and lease losses	(16,906)	(1.3)%	(14,674)	(1.3)%
Net loan and leases	$1,315,762	100.0%	$1,099,633	100.0%

	December 31, 2005		December 31, 2004
		% of		% of
	Amount	Portfolio	Amount	Portfolio
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market accounts	$502,283	32.5%	$463,013	35.5%
Savings	8,461	0.5%	10,684	0.8%
Certificates of deposits under $100,000	81,336	5.3%	76,544	5.9%
Certificates of deposits $100,000 and over	298,781	19.4%	240,795	18.5%
Total interest-earning deposits	890,861	57.7%	791,036	60.7%
Noninterest-bearing demand deposits	436,091	28.3%	355,974	27.3%
Customer repurchase agreements	216,725	14.0%	156,093	12.0%
Total deposits and customer repurchase agreements	$1,543,677	100.0%	$1,303,103	100.0%

Noninterest-bearing demand deposits / total deposits	32.9%		31.0%

	For the three months ended December 31,
	2005			2004
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost

Assets
Federal funds sold and other	3,935	57	5.75%	7,646	53	2.71%
Investment securities	449,791	4,506	3.97%	479,292	4,171	3.41%
Loans and leases	1,300,171	24,305	7.31%	1,103,382	17,811	6.32%
Allowance for loan and leases	(16,631)	0	0.00%	(14,484)	0	0.00%
Total interest earning assets	1,737,266	28,868	6.50%	1,575,836	22,035	5.47%
Noninterest-earning assets
Cash and due from banks	46,502			36,522
Other	97,614			79,064
TOTAL ASSETS	$1,881,382			$1,691,422

Liabilities and Shareholders’ Equity
Deposits
NOW and Money Market Deposits	490,387	2,632	2.13%	456,037	1,117	0.97%
Savings Deposits	8,812	12	0.54%	10,508	10	0.38%
Certificates of Deposits
Under $100,000	85,989	713	3.29%	67,390	453	2.67%
$ 100,000 and over	316,622	2,727	3.41%	252,584	1,300	2.05%
Total Interest-bearing deposits	901,810	6,084	2.68%	786,519	2,880	1.46%
Other Borrowings
Securities and loans sold under agreements to repurchase and federal funds purchased	274,385	2,284	3.26%	305,297	1,313	1.68%
FHLB advances	48,098	483	3.93%	37,391	184	1.93%
Junior subordinated debentures	72,166	1,179	6.39%	71,644	955	5.22%
Total interest-bearing liabilities	1,296,459	10,030	3.05%	1,200,851	5,332	1.75%
Noninterest-bearing demand accounts	435,853			360,287
Total deposits and interest-bearing liabilities	1,732,312			1,561,138
Other noninterest-bearing liabilities	15,031			10,955
Total liabilities and preferred securities	1,747,343			1,572,093
Shareholders’ equity	134,039			119,329
Total liabilities and shareholders’ equity	$1,881,382			$1,691,422
Net interest income		$18,838			$16,703
Net interest spread			3.45%			3.72%
Net interest margin			4.30%			4.22%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.00%			131.23%

	For the year ended December 31,
	2005			2004
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost

Assets
Federal funds sold and other	3,706	223	6.02%	3,960	145	3.66%
Investment securities	476,542	18,139	3.81%	424,053	14,471	3.41%
Loans and leases	1,209,377	85,531	7.07%	1,029,538	63,029	6.12%
Allowance for loan and leases	(15,695)	0		(13,442)	0
Total interest earning assets	1,673,930	103,893	6.21%	1,444,109	77,645	5.38%
Noninterest-earning assets
Cash and due from banks	42,370			35,485
Other	94,671			74,872
TOTAL ASSETS	$1,810,971			$1,554,466

Liabilities and Shareholders’ Equity
Deposits
NOW and Money Market Deposits	461,544	7,469	1.62%	398,352	3,272	0.82%
Savings Deposits	10,357	42	0.41%	9,642	34	0.35%
Certificates of Deposits
Under $100,000	83,587	2,404	2.88%	76,033	1,829	2.41%
$100,000 and over	289,607	8,561	2.96%	226,113	4,446	1.97%
Total Interest-bearing deposits	845,095	18,476	2.19%	710,140	9,581	1.35%

Other Borrowings
Securities and loans sold under agreements to repurchase and federal funds purchased	273,312	7,194	2.63%	273,265	3,947	1.44%
FHLB advances	74,761	2,413	3.23%	59,134	877	1.48%
Junior subordinated debentures	70,057	4,398	6.28%	59,898	2,982	4.98%
Total interest-bearing liabilities	1,263,225	32,481	2.57%	1,102,437	17,387	1.58%
Noninterest-bearing demand accounts	405,270			329,651
Total deposits and interest-bearing liabilities	1,668,495			1,432,088
Other noninterest-bearing liabilities	12,763			11,090
Total liabilities and preferred securities	1,681,258			1,443,178
Shareholders’ equity	129,713			111,288
Total liabilities and shareholders’ equity	$1,810,971			$1,554,466
Net interest income		$71,412			$60,258
Net interest spread			3.64%			3.80%
Net interest margin			4.27%			4.17%
Ratio of average interest-earning assets to average interest-bearing liabilities	132.51%			130.99%

CoBiz Inc

December 31, 2005

(unaudited)

Reconciliation of Non-GAAP Measures to GAAP

Management is presenting in the following table adjustments to diluted earnings per share as reported in accordance with generally accepted accounting principles for the results of our investment banking segment.  Management believes this information will help users compare our current results to prior periods.

	Quarter Ended		Change
	Dec 2005	Dec 2004	Amount	%

Diluted EPS as reported - GAAP	$0.25	$0.23	$0.02	9%

Diluted EPS - Attributable to Investment banking	(0.02)	(0.05)	0.03	-60%

Adjusted diluted EPS (Non-GAAP)	$0.23	$0.18	$0.05	28%

	Year Ended		Change
	Dec 2005	Dec 2004	Amount	%

Diluted EPS as reported - GAAP	$0.87	$0.78	$0.09	12%

Diluted EPS - Attributable to Investment banking	(0.02)	(0.08)	0.06	-75%

Adjusted diluted EPS (Non-GAAP)	$0.85	$0.70	$0.15	21%